UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2006

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue North, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2006, Jones Soda Co. (the "Company") renewed its credit facility with Capco Financial Corporation, a division of Greater Bay Bank N.A., consisting of a one-year revolving line of credit up to $5,000,000. The amount available for borrowing from time to time under the revolving line of credit is dependent upon the levels of certain eligible accounts receivable and inventory. This revolving line of credit is secured by all of the Company's assets, including accounts receivable, inventory, trademarks and other intellectual property, and certain equipment. Borrowings under the credit facility bear interest at the prime rate plus 0.5% per annum. The credit facility does not impose any financial covenants.

As of June 30, 2006, we had $ nil outstanding under the credit facility.

Item 9.01 Financial Statements and Exhibits.

10.1 Contract of Sale and Security Agreement, dated for reference purposes June 25, 2006, between Jones Soda (USA), Inc. and CAPCO Financial Company, as amended by Amendment No. 1, dated as of June 25, 2006

10.2 Guaranty, dated for reference purposes June 25, 2006, by Jones Soda Co. in favor of CAPCO Financial Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

June 30, 2006	By:	/s/ Hassan N. Natha

Name: Hassan N. Natha
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Contract of Sale and Security Agreement, dated for reference purposes June 25, 2006, between Jones Soda (USA), Inc. and CAPCO Financial Company, as amended by Amendment No. 1, dated as of June 25, 2006
10.2	Guaranty, dated for reference purposes June 25, 2006, by Jones Soda Co. in favor of CAPCO Financial Company